UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 21, 2006
BMC SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation)	001-16393 (Commission File Number)	74-2126120 (I.R.S. Employer Identification Number)

2101 CITYWEST BLVD. HOUSTON, TEXAS (Address of principal executive offices)	77042-2827 (Zip Code)
Registrant’s telephone number, including area code: (713) 918-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On March 21, 2006, BMC Software Israel, Limited, an Israeli company and wholly owned subsidiary of BMC (“BMC Israel”), and BMC Software, Inc., a Delaware corporation (“BMC”) entered into a Transaction Agreement (the “Transaction Agreement”) with Identify Software Ltd., an Israeli company (the “Company”), pursuant to which BMC Israel has agreed to offer to purchase from the shareholders of the Company all of the issued and outstanding capital stock of the Company for $150 million in cash.
     The Transaction Agreement contains customary representations, warranties, covenants and indemnification provisions. BMC anticipates the acquisition will close in the first quarter of fiscal 2007, subject to customary closing conditions and statutory guidelines under Israeli law. A copy of the Transaction Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated into this Item 1.01 by reference. The foregoing summary of the Transaction Agreement is qualified in its entirety by reference to Exhibit 2.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(a)	The following exhibit is being filed herewith:

2.1	Transaction Agreement dated March 21, 2006, by and among BMC Software Israel, Limited, BMC Software, Inc. and Identify Software Ltd.

(b)	The following exhibit is being furnished herewith:

99.1	Press Release dated March 27, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 27, 2006

BMC SOFTWARE, INC.
By:	/s/ CHRISTOPHER C. CHAFFIN
Christopher C. Chaffin
Senior Legal Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description
2.1	Transaction Agreement dated March 21, 2006, by and among BMC Software Israel, Limited, BMC Software, Inc. and Identify Software Ltd.

99.1	Press Release dated March 27, 2006

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